UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

GARDENBURGER, INC.

(Exact name of registrant as specified in its charter)

Oregon	0-20330	93-0886359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15615 Alton Parkway, Suite 350, Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 255-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On February 18, 2005, the Registrant entered into an Eighth Amendment to Revolving Credit and Term Loan Agreement (the “Eighth Amendment”) with CapitalSource Finance LLC (the “Agent”), a Delaware limited liability company, in its capacity as administrative agent and collateral agent for the Lenders under the Revolving Credit and Term Loan Agreement dated as of January 10, 2002, as amended (the “Loan Agreement”) and the Lenders party thereto.  On February 18, 2005, the Registrant also entered into a Seventh Amendment to Note Purchase Agreement and Convertible Senior Subordinated Note (the “Seventh Amendment”) with Annex Holdings I LP (“Annex”), as successor-in-interest to Dresdner Kleinwort Benson Private Equity Partners LP (“Dresdner”).  The Eighth Amendment amends the Loan Agreement, as previously amended, and the Seventh Amendment amends the (i) Note Purchase Agreement (the “Note Purchase Agreement”) dated as of March 27, 1998, by and between Annex, as successor-in-interest to Dresdner, and the Registrant, as previously amended and (ii) the Second Amended and Restated Senior Convertible Subordinated Note (the “Convertible Note”) issued to Annex.  The Eighth Amendment and the Seventh Amendment (collectively, the “Amendments”) are filed as Exhibits 10.1 and 10.2 to this report.

Alexander P. Coleman, a director of the Registrant, is also a Managing Partner of Annex Capital Partners LLC, which is affiliated with Annex.

Pursuant to the Eighth Amendment, the Agent agreed to waive the Registrant’s non-compliance with certain financial covenants as of September 30, 2004 and December 31, 2004 and to provide additional availability of up to $500,000 under the revolving credit facility from February 18, 2005 to May 31, 2005.  Interest on outstanding advances under the revolving notes shall continue to be payable monthly in arrears at an annual rate of prime rate plus 2.50%, except that from February 18, 2005 to May 31, 2005, interest shall be payable at an annual rate of prime rate plus 4.50%.  After May 31, 2005, the interest rate will revert back to the annual rate of prime rate plus 2.50% unless any of the additional $500,000 amount is outstanding, in which case interest shall be payable at an annual rate of prime rate plus 4.50%.  In any event, interest on outstanding advances under the revolving notes shall not be less than 8.00%. The Registrant agreed to pay the Agent a fee of $110,000 in connection with the Eighth Amendment and a fee of $25,000 for the additional availability under the revolving credit facility.  In addition, the Registrant is required to pay a $500,000 fee to the Agent if its ratio of total debt under the Loan Agreement plus the Convertible Note with Annex to earnings (as defined below) exceeds 1.25:1.00 as of September 30, 2005 and a $250,000 fee if such ratio exceeds 1.25:1.00 as of the end of each quarterly period thereafter.  Under the Eighth Amendment, the Registrant is now required to comply with the following financial covenants:

•                  Ratio of aggregate indebtedness under the Loan Agreement to earnings (as defined below) shall not exceed a ratio of 1.50:1.00 as of September 30, 2005 and a ratio of 1.25:1.00 as of December 31, 2005 and each quarterly period thereafter;

•                  Minimum earnings (as defined below), as adjusted to exclude certain expenses and non-cash charges, for the following periods:  ($1.0) million for the quarterly period ending March 31, 2005, $1.6 million for the quarterly period ending June 30, 2005, and $3.5 million for the fiscal year ending September 30, 2005 and each rolling twelve-month period on a quarterly basis thereafter;

•                  Capital expenditures must not exceed $150,000 for the quarterly period ending March 31, 2005, $100,000 for the quarterly period ending June 30, 2005, $100,000 for the quarterly period ending September 30, 2005, and $600,000 for each fiscal year thereafter; and

•                  The fixed charge coverage ratio shall not be less than a ratio of 1.10:1.00 as of September 30, 2005 and a ratio of 1.15:1.00 as of December 31, 2005 and each quarterly period thereafter.

Earnings for the purpose of calculating financial covenants is calculated as follows:  net income or loss determined in accordance with GAAP, plus (a) interest expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) non-cash dividends on preferred stock, and (f) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, all of the foregoing determined in accordance with GAAP, less all non-cash income.

Pursuant to the Seventh Amendment, Annex agreed to waive the Registrant’s non-compliance with certain financial covenants and to consent to the Eighth Amendment.  Under the terms of the Seventh Amendment, interest on all outstanding amounts under the Note Purchase Agreement and the Convertible Note will accrue at the rate of 15% per annum.  The Registrant agreed to pay Annex a fee of $250,000 in connection with the Seventh Amendment.  In addition, the Registrant is required to pay a $1.0 million fee to Annex if its ratio of total debt under the Loan Agreement plus the Convertible Note with Annex to earnings (as defined above) exceeds 1.25:1.00 as of September 30, 2005 and a $500,000 fee if such ratio exceeds 1.25:1.00 as of the end of each quarterly period thereafter.  These fees will be added to the principal amount due under the Note Purchase Agreement and the Convertible Note.  The financial covenants applicable to the Note Purchase Agreement and the Convertible Note are similar, but in each case slightly less restrictive than those in the Loan Agreement.  The Seventh Amendment also provides that the Registrant may not make and Annex may not receive any payment or distribution until the earlier of (i) the date that the Agent has been paid in full under the Loan Agreement and (ii) if the maturity date of the term loan or the revolving facility under the Loan Agreement is extended beyond the maturity date under the Convertible Note, the date of maturity under the Convertible Note. In addition, prior to August 16, 2005, Annex may not exercise any collection or enforcement rights and remedies they may have, if any, under the Convertible Note.

Item 8.01                                             Other Events.

On February 22, 2005, the Registrant issued a press release announcing that its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004 would not be filed by February 22, 2005, which is the extended due date for the filing, pursuant to, and for the reasons stated in, the Registrant’s previous request for an extension pursuant to Rule 12b-25.  The Registrant was unable, without unreasonable effort or expense, to finalize its financial statements and related disclosures.

The Registrant did not timely file its Annual Report on Form 10-K for the year ended September 30, 2004 due to the reasons set forth in the Form 12b-25 filed as of December 30, 2004.  Due to the additional time and effort that has been required to complete the review of the Annual Report on Form 10-K, which was filed on February 18, 2005, the Registrant is still in the process of completing its quarter-end financial review and cannot complete this process within the prescribed time period without unreasonable effort or expense.  The Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004 will be filed as soon as is practicable.  The press release is filed as Exhibit 99.1 to this report.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

10.1	Eighth Amendment to Revolving Credit and Term Loan Agreement.

10.2	Seventh Amendment to Note Purchase Agreement and Convertible Senior Subordinated Note.

99.1	Press release dated February 22, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDENBURGER, INC.

February 22, 2005	By:	/s/ Robert T. Trebing, Jr.
Robert T. Trebing, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Eighth Amendment to Revolving Credit and Term Loan Agreement.

10.2	Seventh Amendment to Note Purchase Agreement and Convertible Senior Subordinated Note.

99.1	Press release dated February 22, 2005.